SECURITIES AND EXCHANGE COMMISSION
	Washington, DC  20549


	FORM 8-K

	CURRENT REPORT


	Pursuant to Section 13 of the
	Securities Exchange Act of 1934


	Date of Earliest Event Reported: August 15, 2001


	NEW ENGLAND POWER COMPANY

	(exact name of registrant as specified in charter)


Massachusetts	  1-6564	   04-1663070
(state or other	(Commission	(I.R.S. Employer
jurisdiction of	 File No.)	 Identification No.)
incorporation)




	25 Research Drive, Westborough, Massachusetts 01582

(Address of principal executive offices)

(508) 389-2000

(Registrant's telephone number, including area code)



Item 5.  Other Events
---------------------

On August 15, 2001, Vermont Yankee Nuclear Power Corporation (Vermont Yankee) announced that it had reached an agreement to sell the Vermont Yankee nuclear plant to Entergy Nuclear Northeast, a subsidiary of Entergy Corporation for $180 million.
 New England Power Company (the Company) has a 22.5 percent ownership interest in Vermont Yankee. The Company's portion of the sale price would be $40.5 million ($32.6 million for the plant and related assets and $7.9 for nuclear fuel). The press release issued by Vermont Yankee in connection with the sale announcement is filed herewith as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and
Exhibits
-----------------------------------------------------------------

	Exhibit 99 Press Release of Vermont Yankee Nuclear Power
Corporation issued August 15, 2001.






	SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

NEW ENGLAND POWER COMPANY


							s/Peter G. Flynn
By_______________________________
   Peter G. Flynn
   President


Date:   August 23, 2001






EXHIBIT INDEX

EXHIBIT	DESCRIPTION	PAGE

99	Press Release of Vermont Yankee 	Filed herewith
Nuclear Power Corporation issued
August 15, 2001.





										EXHIBIT 99

LOGO
	Entergy					VERMONT YANKEE
						Nuclear Power Corporation
----------------------------------------------------------------


	Date:	August 15, 2001		NEWS
				RELEASE
	For Release:	Immediate

	Contacts:	Entergy Nuclear	Vermont Yankee
		Carl Crawford	Rob Williams
		(News Media)	(802) 258-4181
		(601) 368-5658 office	rob.williams@vynpc.com
		(888) 432-5493 pager
		ccrawfo@entergy.com

		Nancy Morovish	JPMorgan
		(Investor Relations)	Paul Dabbar
		(504) 576-5506	(212) 622-2287
		nmorovi@entergy.com


Note to Editors:  Entergy and Vermont Yankee will hold a joint
News Conference on this sale at 12 noon EDT (11 a.m. CDT)
Wednesday.  You may listen in or ask a question by dialing (719)
219-0214, password 500777




ENTERGY WILL BUY VERMONT YANKEE FOR $180 MILLION

NEW ORLEANS - Entergy Corporation (NYSE: ETR) and the
Vermont Yankee Nuclear Power Corporation have reached an agreement to sell the Vermont Yankee nuclear power plant in Vernon, VT, to Entergy for $180 million.
Vermont Yankee will become Entergy's 10th nuclear unit and its fifth in the Northeast. Entergy Nuclear has operated five nuclear units in Arkansas, Mississippi and Louisiana for more than 20 years and began buying its properties in the Northeast in 1999.
The $180 million in cash represents $145 million for the plant and related assets, and $35 million for nuclear fuel.
"We expect to realize significant operating efficiencies since Vermont Yankee is a sister plant to our Pilgrim plant in Plymouth, Mass., and our FitzPatrick plant in Oswego County,
N.Y.," said Wayne Leonard, Chief Executive Officer of Entergy.
All three are boiling water reactors designed by General Electric and, as a result, many resources such as inventories and spare parts, best safety practices, group purchasing, specialized technical skills, manpower, key management and financing can be shared.
Ross Barkhurst, President and Chief Executive Officer of
Vermont Yankee, said, "We are pleased to be selling this outstanding nuclear plant to a national leader in nuclear plant operations with a strong track record of safe operations. We are very pleased that the auction process run by JPMorgan has been so successful. We were able to execute the auction on a timely basis with a process which garnered significant interest and clearly maximized the value of the plant."
In addition to $180 million, Entergy will retain the plant's
450 employees at their same salary and comparable benefits.
Entergy will also receive nuclear fuel and all materials and spare parts inventory as well as the plant, switchyard and related real estate in nearby Brattleboro. Entergy will also assume decommissioning liability for the plant and the plant's decommissioning trust fund, which is required by the U.S. Nuclear Regulatory Commission. No decommissioning top-off or any other financing by Vermont Yankee Nuclear Power Corporation is anticipated with the transaction.
The deal calls for Entergy to provide the current output level of the plant to Vermont Yankee's present sponsors at average annual prices ranging from $39 - $45 per megawatt-hour through 2012, when the present operating license expires.
The agreement includes a "low market adjuster" that protects Vermont Yankee owner-utilities and their power consumers in case power market prices drop significantly. If a prior year's average market price of power is more than five percent below the annual agreement price for the current year, the agreement price would drop to 105 percent of the previous year's average market price. The Vermont Yankee Nuclear Power Corporation is owned by 12
New England utilities.  The largest shareholder is Central
Vermont Public Service Corp. in Rutland, VT, 31.3 percent, and the others are New England Power Co., 22.5 percent; Green
Mountain Power Corp., 17.9 percent; Connecticut Light and Power Co., 9.5 percent; Central Maine Power Co. and Public Service Company of New Hampshire, 4 percent each; Burlington Electric Department, 3.6 percent; Cambridge Electric Light and Western Massachusetts Electric Co., 2.5 percent each; Vermont Electric Cooperative, Inc., 1 percent, and Washington Electric Cooperative Inc. and Village of Lyndonville Electric Department, 0.6 percent each.
Entergy Nuclear Chief Executive Officer Jerry Yelverton said the power purchase agreement benefits Entergy as well as New England. "New England power consumers will have a reliable source of electricity with built-in price stability. That reduces our risk and allows us to focus our time and attention on increasing the plant's capacity factor, achieving cost synergies with other plants, and maintaining the highest level of safe operations."
The sale is subject to the approval of the Public Service
Board of Vermont, the U.S. Nuclear Regulatory Commission, the Federal Energy Regulatory Commission and other regulatory authorities. After their approvals, a closing is targeted for the spring of 2002.
Vermont Yankee is the largest power generator in Vermont, producing about 30 percent of the power used by Vermont consumers. With a 510-megawatt capacity, the unit can produce enough power to supply about 500,000 homes.
The plant has been an excellent performer with an average capacity factor of 89 percent over the past 10 years, the second highest of all boiling water power reactors in the nation.
"The men and women of Vermont Yankee have worked hard fulfilling our commitment to a high standard of operations," said Barkhurst, Vermont Yankee's president. "Entergy's purchase is a clear indication that our hard work is valued by a nuclear industry leader. Our employees' culture of excellence will be welcomed by Entergy's successful national operation."
Yelverton, Entergy Nuclear's CEO, said Entergy will be committed to high environmental standards and close, supportive relations with local communities, as the current Vermont Yankee owners have been.
Vermont Yankee Chairman Robert Young said, "This agreement preserves the economic benefits that Vermont Yankee provides the state and the region and the price stability inherent in the purchase power agreement helps protect New England's electric consumers from the volatility of the electricity market. We look forward to bringing this agreement before our regulators for a thorough review in the coming months."
The plant and related assets will be transferred to Entergy
Nuclear Vermont Yankee LLC, an Entergy subsidiary, and will become part of the Entergy Nuclear Northeast fleet.
In addition to the three boiling water reactors mentioned, Entergy also owns and operates the Indian Point 3 unit, purchased from the New York Power Authority last November, and is preparing to close the purchase of the Indian Point 2 plant from Con Edison this fall. Both are Westinghouse pressurized water reactors and located on the same site in north Westchester County, N.Y.
The nuclear businesses of Entergy Corporation are headquartered in Jackson, Miss. As a global energy company, Entergy, based in New Orleans, is the third largest power generator in the nation with more than 30,000 megawatts of generating capacity, about $9 billion in annual revenue and over
2.6 million customers in Arkansas, Mississippi, Louisiana and Texas.
Entergy Nuclear South operates five nuclear units from its regional office in Jackson, Miss. Its newly acquired units are managed from its Entergy Nuclear Northeast regional office in White Plains, N.Y. Entergy Nuclear also manages decommissioning activities and furnishes license renewal engineering services to the U.S. nuclear power industry.
JPMorgan acted as exclusive financial advisor to Vermont
Yankee on the sale, and has been advisor on the sale of 11 of the last 13 nuclear units sold in the U.S., including Millstone, Nine Mile Point, Indian Point 3 and James A. Fitzpatrick.
-30-
Entergy's on-line address is www.entergy-nuclear.com
Vermont Yankee's on-line address is www.vermontyankee.com
THE FOLLOWING CONSTITUTES A "SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, the onset of competition, including the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.